Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



                               ARTHUR ANDERSEN LLP







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 40 to Form N-1A Registration Statement of Liberty U.S. Government Money Market Trust of our report dated May 13, 1998, on the financial statements as of March 31, 1998, of Liberty U.S. Government Money Market Trust, included in or made part of this registration statement.



By: ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
May 21, 1998